As filed with the Securities and Exchange Commission on April 15, 2022

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARCHEX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	35-2194038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Pike Street, Suite 2000

Seattle, WA 98101

(Address of Principal Executive Office)

2021 Stock Incentive Plan

(Full title of the plan)

Francis J. Feeney

Secretary

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Name and address, including zip code and telephone number, including area code of agent for service)

Copies to:

Andrew D. Ledbetter, Esq.

DLA Piper LLP (US)

701 Fifth Avenue, Suite 6900

Seattle, WA 98104

(206) 839-4845

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. :

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by Marchex, Inc., a Delaware corporation (“Marchex” or the “Company”) to register an additional 1,261,566 shares of the Company’s Class B common stock, par value $0.01 per share, issuable under the Company’s 2021 Stock Incentive Plan (the “Plan”). This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(a)	Registration Statement on Form S-8 (No. 333-261840) as filed on December 21, 2021 relating to the Plan;
(b)	Our Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 000-50658);
(c)

All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (g) above; and

(d)

The description of the Company’s Class B common stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act on March 30, 2004 (File No. 000-50658), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 8. Exhibits.

Exhibit Number	Description
4.1 *	2021 Stock Incentive Plan.
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2	Consent of Moss Adams LLP.
24.1	Power of Attorney (included on the signature page to this registration statement).
107	Filing Fee Table.

*

Incorporated by reference to Appendix A of Marchex, Inc.’s Definitive Proxy Statement on Form 14A (File No. 000-50658) as filed with the Commission on August 20, 2021 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 15, 2022.

MARCHEX, INC.

By:	/s/ MICHAEL ARENDS
Michael Arends
Co-CEO (Principal Executive Officer for SEC reporting purposes)

POWER OF ATTORNEY

We, the undersigned officers and directors of Marchex, Inc., hereby severally constitute and appoint Michael Arends as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Marchex, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ MICHAEL ARENDS	April 15, 2022
Michael Arends Co-CEO (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer, and Principal Accounting Officer)

/s/ RUSSELL C. HOROWITZ	April 15, 2022
Russell C. Horowitz Co-CEO and Executive Director

/s/ DENNIS CLINE	April 15, 2022
Dennis Cline Director

/s/ DONALD COGSVILLE	April 15, 2022
Donald Cogsville Director

/s/ M. WAYNE WISEHART	April 15, 2022
M. Wayne Wisehart Director